UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2018

______________________

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

______________________

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2018, GulfMark Offshore, Inc. (the “Company”) entered into a letter agreement with Quintin Kneen, the Company’s Chief Executive Officer (the “CEO Letter Agreement”), initially proposed to Mr. Kneen on April 26, 2018. The CEO Letter Agreement is similar to the letter agreement the Company entered into with Samuel R. Rubio, the Company's Senior Vice President and Chief Financial Officer on April 27, 2018. The CEO Letter Agreement provides that if Mr. Kneen remains employed through March 31, 2019, he will be entitled to a performance bonus in an amount up to the amount of his annual base salary as of the date of this report. The percentage of such amount that will become payable will be determined by the Compensation Committee of the Company’s Board of Directors, in its full and complete discretion, based on its assessment of the Company’s achievement of certain specified performance criteria; except that the full amount of each such performance bonus will be deemed earned in certain customary circumstances (as described in the CEO Letter Agreement) prior to March 31, 2019.

This description of the CEO Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Letter Agreement, a copy of which is attached as Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	CEO Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

By:	/s/ Quintin Kneen
Name: Quintin Kneen Title: President and Chief Executive Officer

Dated: July 19, 2018